UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 17, 2021

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 2100, Fort Worth, TX	76102
(Address of principal executive offices)	(Zip Code)

(817) 334-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share*	BASX*	The OTCQX Best Market*

* Until December 2, 2019, Basic Energy Services, Inc.’s common stock traded on the New York Stock Exchange under the symbol “BAS”. On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. Deregistration under Section 12(b) of the Act became effective on March 16, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information regarding the APAs (as defined below) and the DIP Note (as defined below) set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.03. Bankruptcy or Receivership.

Chapter 11 Filing

On August 17, 2021, Basic Energy Services, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions,” and the cases commenced thereby, the “Chapter 11 Cases”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Basic Energy Services, Inc., et al., Case No. 21-90002 (DRJ).

No trustee has been appointed and the Company will continue to manage itself and its subsidiaries as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. The Debtors are seeking approval of a variety of “first day” motions containing customary relief intended to assure the Debtors’ ability to continue their ordinary course operations. In connection with the Chapter 11 Cases, the Debtors are seeking authority to sell substantially all of their assets pursuant to Section 363 of the Bankruptcy Code. Information related to the Chapter 11 Cases, including Bankruptcy Court filings, are available at a website administered by the Company’s noticing and claims agent, Prime Clerk LLC, at https://cases.primeclerk.com/basicenergy.

APAs

Select APA

In connection with the Chapter 11 Cases, on August 17, 2021, Basic Energy Services, L.P. and Agua Libre Midstream, LLC, wholly-owned subsidiaries of the Company (collectively, the “Select Sellers”), entered into an Asset Purchase Agreement (the “Select APA”) with Select Energy Services, Inc. (“Select”) and Select Energy Services, LLC, a wholly-owned subsidiary of Select (“Select Buyer”). Pursuant to the terms of the Select APA, the Select Sellers agreed to sell to the Select Buyer all or substantially all of the Select Sellers’ water logistic assets located outside the State of California, which includes, among other things, all water logistics trucks located outside the State of California, certain specialized tank trucks, storage tanks, pipelines, water wells, and disposal facilities related to the water logistic assets, salt water disposal wells and certain real property (the “Select Transaction”) for a purchase price of $20,000,000, of which $15,000,000 in cash and $5,000,000 in Class A Common Stock of Select (the “Select Purchase Price”), subject to certain customary purchase price adjustments. As part of the consideration, Select Buyer will be assuming certain liabilities associated with the assets being conveyed by the Select Sellers, including, all liabilities related to the applicable water logistic assets from and after closing of the Select Transaction.

In connection with the execution of the Select APA, Select Buyer will deposit, within one business day following the execution of the Select APA, $2,000,000 to be held in escrow. Upon the closing of the Select Transaction, the deposit will be credited against the Select Purchase Price and held in escrow to secure the Select Sellers' obligations with respect to the post-closing purchase price adjustments. The Select APA contains customary representations, warranties and covenants and is anticipated to close in September 2021, subject to customary closing conditions and approval by the Bankruptcy Court. The Select APA does not impose any post-closing indemnification obligations on the Select Sellers.

A copy of the Select APA has been filed with the Bankruptcy Court, along with a motion seeking, among other relief, the establishment of bidding procedures for an auction that allows other qualified bidders to submit higher or otherwise better offers to purchase all or a portion of the Select Sellers’ water logistic assets. The description of the Select APA set forth above is qualified in its entirety by reference to the Select APA filed herewith as Exhibit 2.1 and incorporated herein by reference.

Axis APA

In connection with the Chapter 11 Cases, on August 17, 2021, the Company, Basic Energy Services, L.P., C&J Well Services, Inc. and KVS Transportation, Inc., all wholly-owned subsidiaries of the Company  (collectively, the “Axis Sellers”), entered into an Asset Purchase Agreement (the “Axis APA”) with Axis Energy Services Holdings, LLC (“Axis”).  Pursuant to the terms of the Axis APA, the Axis Sellers agreed to sell to Axis certain assets owned by the Axis Sellers, including, but not limited to, all assets associated with the Axis Sellers’ business lines outside the State of California (excluding the water logistic business), well service rights, real property locations inclusive of, but not limited to, real property owned in New Mexico, Oklahoma and Texas, all assets within the fishing and rental tool service lines, all assets within the coiled tubing service line, and all rolling stock assets required to support the operating assets being purchased by Axis (the “Axis Transaction”) for a purchase price of $25,000,000, of which $17,500,000 in cash and $7,500,000 in preferred equity interests in Axis (the “Axis Purchase Price”), subject to certain customary purchase price adjustments.  As part of the consideration, Axis will be assuming certain liabilities associated with the assets being conveyed by the Axis Sellers, including, all liabilities related to the applicable assets from and after closing of the Axis Transaction.

In connection with the execution of the Axis APA, Axis will deposit, within one business day following the execution of the Axis APA, $2,500,000 to be held in escrow. Upon the closing of the Axis Transaction, the deposit will be credited against the purchase price and held in escrow to secure the Axis Sellers' obligations with respect to the post-closing purchase price adjustments.  From the execution date of the APA until the date an auction is held in accordance with bidding procedures approved by the Bankruptcy Court for the sale of the assets, Axis has the right to conduct an environmental assessment of the Axis Sellers’ assets and if any matter is discovered that would cause, or would reasonably be expected to cause, any such asset to be in violation of any environmental law or any environmental permit or requires, or would reasonably be expected to require, remedial or corrective action under any environmental law the Axis Sellers may elect to cure such matter, reduce the purchase price by the cost to remedy such violation or effect such corrective action or, if the, cost to remedy such violation or effect such corrective action exceeds the allocated value of such asset, exclude such asset from the Axis Transaction and reduce the Axis Purchase Price by the allocated value of such asset; provided no adjustment to the Axis Purchase Price will occur except to the extent such costs and allocated values of any excluded asset, in the aggregate, exceed $500,000.  The Axis APA contains customary representations and warranties and is anticipated to close in September 2021, subject to customary closing conditions and approval by the Bankruptcy Court.  The Axis APA does not impose any post-closing indemnification obligations on the Axis Sellers.

A copy of the Axis APA has been filed with the Bankruptcy Court, along with a motion seeking, among other relief, the establishment of bidding procedures for an auction that allows other qualified bidders to submit higher or otherwise better offers to purchase all or a portion of the Axis Sellers’ assets.  The description of the Axis APA set forth above is qualified in its entirety by reference to the Axis APA filed herewith as Exhibit 2.2 and incorporated herein by reference.

Berry APA

In connection with the Chapter 11 Cases, on August 17, 2021, the Company, Basic Energy Services, L.P., C&J Well Services, Inc. and KVS Transportation, Inc., all wholly-owned subsidiaries of the Company  (collectively, the “Berry Sellers”), entered into an Asset Purchase Agreement (the “Berry APA” and, together with the Select APA and Axis APA, the “APAs”) with Berry Corporation (bry) (“Berry”).  Pursuant to the terms of the Berry APA, the Berry Sellers agreed to sell to Berry certain assets associated with the Berry Sellers’ business lines in the State of California, including but not limited to, well service rights, certain real property locations owned in the State of California, all assets within the fishing and rental tool service lines, all assets within the coiled tubing service line, and all rolling stock assets required to support the operating assets being purchased by Berry (the “Berry Transaction”) for a cash purchase price of $27,000,000 (the “Berry Purchase Price”).  As part of the consideration, Berry will be assuming certain liabilities associated with the assets being conveyed by the Berry Sellers, including, all liabilities related to the applicable assets from and after closing of the Berry Transaction.

In connection with the execution of the Berry APA, Berry will deposit, within one business day following the execution of the Berry APA, $2,700,000 to be held in escrow.  Upon the closing of the Berry Transaction, the deposit will be credited against the Berry Purchase Price and one-half of the deposit amount will be held in escrow to secure the Select Sellers' obligations with respect to the post-closing purchase price adjustments. The Berry APA contains customary representations and warranties and is anticipated to close in September 2021, subject to customary closing conditions and approval by the Bankruptcy Court.  The Berry APA does not impose any post-closing indemnification obligations on the Berry Sellers.

A copy of the Berry APA has been filed with the Bankruptcy Court, along with a motion seeking, among other relief, the establishment of bidding procedures for an auction that allows other qualified bidders to submit higher or otherwise better offers to purchase all or a portion of the Berry Sellers’ assets.  The description of the Berry APA set forth above is qualified in its entirety by reference to the Berry APA filed herewith as Exhibit 2.3 and incorporated herein by reference.

DIP Note

In connection with the Chapter 11 Cases, the Debtors filed motions seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in that certain Debtor-in-Possession Secured Multi-Draw Promissory Note, dated as of August 18, 2021 (the “DIP Note”), among the Company, as borrower, the various lenders from time to time party thereto and Guggenheim Credit Services, LLC, as agent (the “Agent”).

It is expected that the DIP Note will provide for term loans in an aggregate principal amount not to exceed, as of the Closing Date (as defined in the DIP Note), $35 million (the “Term Loans”).

The Term Loans will bear interest at LIBOR (subject to a 1% floor) for the applicable interest period plus 9.00%. The Company must also pay (i) an upfront fee in an aggregate amount equal to 5.0% of the aggregate principal amount of the Term Loans, (b) an administration fee equal to $175,000 and (c) an exit fee equal to 1.0% of the aggregate principal amount of the Term Loans payable on the earlier to occur of (1) the date that all the obligations under the DIP Note are paid in full in cash and (2) the Maturity Date (as defined in the DIP Note).

The DIP Note includes certain customary representations and warranties, covenants applicable to the Company and, with certain exceptions, its subsidiaries, and events of default. If an event of default under the DIP Note occurs and is continuing, then the Agent may declare any outstanding obligations under the DIP Note to be immediately due and payable.

The obligations under the DIP Note are guaranteed by the other Debtors. Subject to customary exceptions and limitations, the obligations under the DIP Note are secured by a lien on substantially all of the assets of the Company and each other Debtor.

The description of the DIP Note set forth above is qualified in its entirety by reference to the DIP Note, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.03 of this Form 8-K regarding the DIP Note is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases constitutes an event of default that accelerated the obligations under the following debt instruments (the “Debt Instruments”):

•	The ABL Credit Agreement, dated as of October 2, 2018 (as amended, restated, amended and restated, supplemented, or modified from time to time), by and among, the Company, the lenders party from time to time thereto and Bank of America, N.A., in its capacity as administrative agent.

•	The Indenture, dated as of October 2, 2018 (as amended, restated, amended and restated, supplemented, or modified from time to time), by and among, the Company, the other Debtors party thereto, as guarantors, the lenders party from time to time thereto and UMB Bank, N.A., in its capacity as trustee and collateral agent.

•	The Senior Secured Promissory Note, dated as of March 9, 2020 (as amended, restated, amended and restated, supplemented, or modified from time to time), by and among, the Company, the other Debtors party thereto, as guarantors, and Ascribe III Investments LLC (“Ascribe”).

•	The Second Lien Delayed Draw Promissory Note, dated as of October 15, 2020 (as amended, restated, amended and restated, supplemented, or modified from time to time), by and among, the Company, the other Debtors party thereto, as guarantors, and Ascribe.

•	The Super Priority Credit Agreement, dated as of May 3, 2021 (as amended, restated, amended and restated, supplemented, or modified from time to time), by and among, the Company, the lenders party from time to time thereto and Cantor Fitzgerald Securities, in its capacity as administrative agent.

Any efforts to enforce payment obligations under the Debt Instruments are automatically stayed as a result of the filing of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2021, the Board of Directors of Basic approved the implementation of a Key Employee Retention Program (the “KERP”) for 33 of the Company’s employees, which is designed to retain key employees of the Company in their current roles over the near term while providing them with financial stability. The KERP payments are in lieu of any existing non-salary compensation plans or severance payments, if any, that would otherwise be payable to the KERP participants.

The KERP provides up to $1.4 million to the plan participants in two installment payments, contingent upon the participants’ continued employment with the Company through the applicable “retention period”, which is the date that is 30 days following the date that the sale transaction(s) close in the chapter 11 cases and the Company’s debtor-in-possession facility is repaid. If a KERP participant is terminated for cause (as defined in the KERP) or resigns other than for good reason (as defined in the KERP) prior to the occurrence of certain events, such participant will forfeit his or her KERP payment.

On August 16, 2021, the Board of Directors of the Company approved the implementation of a Key Employee Incentive Program (the “KEIP”), which is designed to incentive key employees of the Company to maintain productivity and consummate a value maximizing sale transaction. The KEIP provides for a total award pool of $600,000 to the Company’s Chief Executive Officer, Chief Financial Officer, and Executive Vice President of Operations if a sale transaction metric is achieved at threshold level and $850,000 (in the aggregate) if such metric is achieved at target level, subject to the prior repayment in full of the Company’s debtor-in-possession facility. The KEIP awards are in lieu of any existing non-salary compensation plans, including bonuses, long-term incentive awards, or severance payments, if any, that would otherwise be due to or payable to the KEIP participants. The KEIP awards may be clawed back if a KEIP participant resigns or is terminated for cause (as defined in the KEIP) before 30 days following the consummation of a sale transaction.

Item 7.01. Regulation FD Disclosure.

On August 17, 2021, the Company issued a press release announcing the filing of the Bankruptcy Petitions and the commencement of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

The information set forth in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Cautionary Statement on Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The words “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “plan”, “project”, and similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the Company’s current views and assumptions and involve risks and uncertainties that include, among other things: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, potential delays in the Chapter 11 process due to the effects of the COVID-19 virus, objections to the APAs, the DIP Note or other pleadings filed that could protract the Chapter 11 Cases, the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of, and the transactions contemplated by, the APAs, and the DIP Note and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases,  the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs related to the Chapter 11 Case, the ability of the Company to meet the closing conditions and successfully consummate the APAs, employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties, the trading price and volatility of the Company’s common stock and other factors disclosed from time to time in the Company’s filings with the Securities and Exchange Commission or otherwise, including the factors discussed in Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K and in the Company’s periodic reports on Form 10-Q. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company is not undertaking any obligation to update forward-looking statements or other statements it may make even though these statements may be affected by events or circumstances occurring after the forward-looking statements or other statements were made.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of August 17, 2021, by and among Basic Energy Services, L.P. and Agua Libre Midstream, LLC, Select Energy Services, Inc. and Select Energy Services, LLC.

2.2	Asset Purchase Agreement, dated as of August 17, 2021, by and among Basic Energy Services, Inc., Basic Energy Services, L.P., C&J Well Services, Inc. and KVS Transportation, Inc., and Axis Energy Services Holdings, LLC.

2.3	Asset Purchase Agreement, dated as of August 17, 2021, Basic Energy Services, Inc., Basic Energy Services, L.P., C&J Well Services, Inc. and KVS Transportation, Inc., and Berry Corporation (bry).

10.1	Debtor-in-Possession Secured Multi-Draw Promissory Note, dated as of August 18, 2021, among the Basic Energy Services, Inc., as borrower, the various lenders from time to time party thereto and Guggenheim Credit Services, LLC, as agent.

99.1	Press Release dated August 17, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIC ENERGY SERVICES, INC.

Date: August 18, 2021	By:	/s/ Adam L. Hurley
Adam L. Hurley
(Executive Vice President, Chief Financial Officer, Treasurer and Secretary)